Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C.

SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rorine International Holding Corporation, a Nevada corporation (the “Company”) on Form 10-K for the year ended November 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hau-Ran Tsau, Principal Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes- Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 23, 2020	By:	/s/ Hau-Ran Tsau,
Hau-Ran Tsau,
President and Chief Executive Officer
(Principal Executive Officer)